Exhibit 99.1

Surmodics Reports Third Quarter Fiscal 2019 Results and Raises Fiscal 2019 Revenue and EPS Guidance

EDEN PRAIRIE, Minn.--(BUSINESS WIRE)--July 31, 2019--Surmodics, Inc. (Nasdaq: SRDX), a leading provider of medical device and in vitro diagnostic technologies to the healthcare industry, today announced results for its fiscal 2019 third quarter ended June 30, 2019, and updated its financial outlook for fiscal 2019.

Summary of Third Quarter and Recent Highlights

  Revenue of $24.3 million, an increase of 9.5% year-over-year
  GAAP EPS of $0.11, non-GAAP EPS of $0.15
  TRANSCEND clinical trial enrollment more than 90% complete

“Our third quarter results, which demonstrated strong commercial and operational execution, marked our sixth consecutive quarter of year-over-year revenue growth,” said Gary Maharaj, President and CEO of Surmodics, Inc. “This consistent progress demonstrates our ability to simultaneously produce organic revenue growth while continuing to execute on our key strategic goals. Importantly, we are making progress in our TRANSCEND clinical trial and are currently over 90% enrolled and remain confident that we will complete enrollment by the end of calendar 2019.”

Third Quarter Fiscal 2019 Financial Results

Total revenue for the third quarter of fiscal 2019 was $24.3 million, as compared with $22.2 million in the prior-year period. Medical Device revenue was $18.9 million in the third quarter of fiscal 2019, as compared with $16.7 million in the year-ago period, an increase of 13%, and includes $2.0 million from our SurVeil™ agreement with Abbott, as compared with $1.7 million in the prior-year quarter. In Vitro Diagnostics revenue was $5.4 million for the third quarter of fiscal 2019 as compared with $5.5 million in the same prior-year quarter, a decrease of 2%.

Diluted GAAP earnings per share in the third quarter of fiscal 2019 was $0.11 as compared with a loss per share of $(0.20) in the year-ago period. On a non-GAAP basis, earnings per share were $0.15 in the third quarter of fiscal 2019, as compared with $0.27 in the year-ago period.

As of June 30, 2019, cash and investments were $45.0 million. Surmodics used $0.5 million of cash from operating activities in the third quarter of fiscal 2019. Capital expenditures totaled $1.0 million for the third quarter of fiscal 2019.

Fiscal 2019 Guidance Revised

As a result of our operating performance in the first nine months of fiscal 2019, we are raising our full-year revenue and earnings guidance for fiscal 2019. We are increasing our fiscal 2019 revenue expectations to a range of $92.0 million to $94.0 million, from our previous revenue range of $88.5 million to $91.5 million. We are increasing our fiscal 2019 diluted GAAP EPS to a range of $0.24 to $0.32 per share, compared with our previous expectations of $0.14 to $0.24 per share. Diluted non-GAAP EPS is now expected to be in the range of $0.41 to $0.49 per share, compared with previous expectations of $0.26 to $0.36 per share.

Conference Call

Surmodics will host a webcast at 4 p.m. CT (5 p.m. ET) today to discuss third quarter results. To access the webcast, go to the investor relations portion of the Company’s website at https://surmodics.gcs-web.com and click on the webcast icon. The webcast will be archived on the Company’s website for 90 days. A replay of the third quarter conference call will be available by dialing 888-203-1112 and entering conference call ID passcode 6653187. The audio replay will be available beginning at 7 p.m. CT on Wednesday, July 31, 2019, until 7 p.m. CT on Wednesday, August 7, 2019.

About Surmodics, Inc.

Surmodics is the global leader in surface modification technologies for intravascular medical devices and a leading provider of chemical components for in vitro diagnostic (IVD) immunoassay tests and microarrays. Surmodics is pursuing highly differentiated whole-product solutions that are designed to address unmet clinical needs for its medical device customers and engineered to the most demanding requirements. This key growth strategy leverages the combination of the Company’s expertise in proprietary surface technologies, along with enhanced device design, development and manufacturing capabilities. The Company mission remains to improve the detection and treatment of disease. Surmodics is headquartered in Eden Prairie, Minnesota. For more information, visit www.surmodics.com. The content of Surmodics’ website is not part of this press release or part of any filings that the company makes with the SEC.

Safe Harbor for Forward-Looking Statements

This press release contains forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations regarding the Company’s performance in the near- and long-term, including our revenue and earnings expectations for fiscal 2019, our SurVeil DCB and other proprietary products, and the TRANSCEND clinical trial are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated, including (1) our ability to successfully develop, timely complete clinical trials for, obtain regulatory approval for, and, if approved, commercialize our SurVeil DCB (including realization of the full potential benefits of our agreement with Abbott), and other proprietary products; (2) our reliance on third parties (including our customers and licensees) and their failure to successfully develop, obtain regulatory approval for, market and sell products incorporating our technologies; (3) possible adverse market conditions and possible adverse impacts on our cash flows, and (4) the factors identified under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended September 30, 2018, and updated in our subsequent reports filed with the SEC. These reports are available in the Investors section of our website at https://surmodics.gcs-web.com and at the SEC website at www.sec.gov. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them in light of new information or future events.

Use of Non-GAAP Financial Information

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles, or GAAP, Surmodics is reporting non-GAAP financial results including EBITDA and Adjusted EBITDA, non-GAAP operating income, non-GAAP income before income taxes, non-GAAP net income, and non-GAAP diluted earnings per share, and the non-GAAP effective income tax rate. We believe that these non-GAAP measures, when read in conjunction with the Company’s GAAP financial statements, provide meaningful insight into our operating performance excluding certain event-specific matters, and provide an alternative perspective of our results of operations. We use non-GAAP measures, including those set forth in this release, to assess our operating performance and to determine payout under our executive compensation programs. We believe that presentation of certain non-GAAP measures allows investors to review our results of operations from the same perspective as management and our board of directors and facilitates comparisons of our current results of operations. The method we use to produce non-GAAP results is not in accordance with GAAP and may differ from the methods used by other companies. Non-GAAP results should not be regarded as a substitute for corresponding GAAP measures but instead should be utilized as a supplemental measure of operating performance in evaluating our business. Non-GAAP measures do have limitations in that they do not reflect certain items that may have a material impact on our reported financial results. As such, these non-GAAP measures should be viewed in conjunction with both our financial statements prepared in accordance with GAAP and the reconciliation of the supplemental non-GAAP financial measures to the comparable GAAP results provided for the specific periods presented, which are attached to this release.

Surmodics, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
	(Unaudited)		(Unaudited)
Revenue:
Product sales	$9,870	$10,475	$29,508	$27,249
Royalties and license fees	11,624	9,597	31,652	25,101
Research, development and other	2,850	2,155	8,101	5,948
Total revenue	24,344	22,227	69,261	58,298
Operating costs and expenses:
Product costs	3,364	4,104	9,980	9,908
Research and development	13,321	9,778	38,362	28,383
Selling, general and administrative	5,939	5,977	16,764	17,606
Acquired in-process research and development	—	7,888	—	7,888
Acquired intangible asset amortization	599	624	1,809	1,878
Contingent consideration expense (gain)	104	106	(248)	(1,006)
Total operating costs and expenses	23,327	28,477	66,667	64,657
Operating income (loss)	1,017	(6,250)	2,594	(6,359)
Other income, net	189	955	846	856
Income (loss) before income taxes	1,206	(5,295)	3,440	(5,503)
Income tax benefit	260	2,613	598	2,799
Net income (loss)	$1,466	$(2,682)	$4,038	$(2,704)

Basic income (loss) per share:	$0.11	$(0.20)	$0.30	$(0.21)

Diluted income (loss) per share:	$0.11	$(0.20)	$0.29	$(0.21)

Weighted average number of shares outstanding:
Basic	13,394	13,203	13,384	13,117
Diluted	13,726	13,203	13,776	13,117

Surmodics, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	June 30,	September 30,
	2019	2018
Assets	(Unaudited)
Current Assets:
Cash and cash equivalents	$28,916	$23,318
Restricted cash	—	350
Available-for-sale securities	16,070	41,352
Accounts receivable, net	8,381	8,877
Contract assets - royalties and license fees	8,235	—
Inventories, net	4,151	4,016
Prepaids and other	3,785	3,614
Total Current Assets	69,538	81,527
Property and equipment, net	29,559	30,143
Deferred tax assets	6,067	6,304
Intangible assets, net	15,480	17,683
Goodwill	26,737	27,032
Other assets	2,960	1,446
Total Assets	$150,341	$164,135
Liabilities and Stockholders’ Equity
Current Liabilities:
Contingent consideration, current portion	3,113	11,041
Deferred revenue	5,126	9,646
Other current liabilities	8,988	14,446
Total Current Liabilities	17,227	35,133
Contingent consideration, less current portion	—	3,425
Deferred revenue, less current portion	9,727	11,247
Other long-term liabilities	4,755	5,720
Total Liabilities	31,709	55,525
Total Stockholders’ Equity	118,632	108,610
Total Liabilities and Stockholders’ Equity	$150,341	$164,135

Surmodics, Inc. and Subsidiaries
Supplemental Segment Information
(in thousands)
(Unaudited)

	Three Months Ended June 30,
	2019		2018
Revenue:		% of Total		% of Total	% Change
Medical Device	$18,945	77.8%	$16,701	75.1%	13.4%
In Vitro Diagnostics	5,399	22.2%	5,526	24.9%	(2.3%)
Total revenue	$24,344		$22,227		9.5%

	Nine Months Ended June 30,
	2019		2018
Revenue:		% of Total		% of Total	% Change
Medical Device	$53,504	77.2%	$43,527	74.7%	22.9%
In Vitro Diagnostics	15,757	22.8%	14,771	25.3%	6.7%
Total revenue	$69,261		$58,298		18.8%

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Operating income (loss):
Medical Device	$753	$(6,193)	$1,087	$(6,351)
In Vitro Diagnostics	2,475	2,176	7,845	6,269
Total segment operating income	3,228	(4,017)	8,932	(82)
Corporate	(2,211)	(2,233)	(6,338)	(6,277)
Total operating income (loss)	$1,017	$(6,250)	$2,594	$(6,359)

Surmodics, Inc. and Subsidiaries
Reconciliation of GAAP Measures to Non-GAAP Amounts
Schedule of EBITDA, Adjusted EBITDA and Cash Flows from Operations
(in thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Net income (loss)	$1,466	$(2,682)	$4,038	$(2,704)
Income tax benefit	(260)	(2,613)	(598)	(2,799)
Depreciation and amortization	1,887	1,605	5,462	4,711
Investment income, net	(269)	(303)	(850)	(566)
Interest expense	38	—	112	—
EBITDA	2,862	(3,993)	8,164	(1,358)

Adjustments:
Contingent consideration expense (gain) (1)	104	106	(248)	(1,006)
Foreign exchange loss (gain) (2)	—	(592)	(126)	(74)
Gain on strategic investment (4)	—	—	(7)	(177)
Claim settlement (6)	—	—	(650)	1,000
Acquired in-process research and development (7)	—	7,888	—	7,888
Adjusted EBITDA	$2,966	$3,409	$7,133	$6,273

Net Cash (Used In) Provided by Operating Activities	$(543)	$1,791	$(4,482)	$29,222

Estimated Non-GAAP Net Earnings per Common Share Guidance Reconciliation
For the Fiscal Year Ended September 30, 2019
(Unaudited)

	Full Fiscal Year Estimate
	Low	High
GAAP results	$0.24	$0.32
Contingent consideration adjustments (1)	0.01	0.01
Foreign exchange gain on contingent consideration (2)	(0.01)	(0.01)
Amortization of acquired intangibles (3)	0.16	0.16
Claim settlement (6)	(0.04)	(0.04)
Acquired in-process research and development (7)	0.05	0.05
Non-GAAP results	$0.41	$0.49

Surmodics, Inc., and Subsidiaries
Net Income (Loss) and Diluted EPS GAAP to Non-GAAP Reconciliation
(in thousands, except per share data)
(Unaudited)

	For the Three Months Ended June 30, 2019
	Total Revenue	Operating Income	Operating Income Percentage	Income Before Income Taxes	Net Income (6)	Diluted EPS	Effective tax rate
GAAP	$24,344	$1,017	4.2%	$1,206	$1,466	$0.11	(21.6%)
Adjustments:
Contingent consideration expense (1)	―	104	0.4	104	104	0.01
Amortization of acquired intangible assets (3)	―	599	2.5	599	554	0.04
Non-GAAP	$24,344	$1,720	7.1%	$1,909	$2,124	$0.15	(11.3%)
	For the Three Months Ended June 30, 2018
	Total Revenue	Operating Income (Loss)	Operating Income Percentage	Income Before Income Taxes	Net Income(6)	Diluted EPS	Effective tax rate
GAAP	$22,227	$(6,250)	(28.1%)	$(5,295)	$(2,682)	$(0.20)	49.3%
Adjustments:
Contingent consideration expense (1)	―	106	0.5	106	106	0.01
Foreign exchange gain on contingent consideration (2)	―	—	—	(592)	(592)	(0.04)
Amortization of acquired intangible assets (3)	―	624	2.8	624	584	0.04
Acquired in-process research and development (7)	―	7,888	35.5	7,888	6,232	0.47
Dilutive effect of outstanding stock awards (8)	―	―	―	―	―	(0.01)
Non-GAAP	$22,227	$2,368	10.7%	$2,731	$3,648	$0.27	(33.6%)

Surmodics, Inc., and Subsidiaries
Net Income (Loss) and Diluted EPS GAAP to Non-GAAP Reconciliation - Continued
(in thousands, except per share data)
(Unaudited)

	For the Nine Months Ended June 30, 2019
	Total Revenue	Operating Income	Operating Income Percentage	Income Before Income Taxes	Net Income (9)	Diluted EPS	Effective tax rate
GAAP	$69,261	$2,594	3.7%	$3,440	$4,038	$0.29	(17.4%)
Adjustments:
Contingent consideration gain (1)	―	(248)	(0.4)	(248)	(248)	(0.02)
Foreign exchange gain on contingent consideration (2)	―	—	—	(126)	(126)	(0.01)
Amortization of acquired intangible assets (3)	―	1,809	2.6	1,809	1,675	0.12
Gain on strategic investment (4)	―	—	—	(7)	(7)	(0.00)
Claim settlement (6)	―	(650)	(0.9)	(650)	(514)	(0.04)
Non-GAAP	$69,261	$3,505	5.1%	$4,218	$4,818	$0.35	(14.2%)
	For the Nine Months Ended June 30, 2018
	Total Revenue	Operating (Loss) Income	Operating (Loss) Income Percentage	(Loss) Income Before Income Taxes	Net (Loss) Income (9)	Diluted EPS	Effective tax rate
GAAP	$58,298	$(6,359)	(10.9%)	$(5,503)	$(2,704)	$(0.21)	50.9%
Adjustments:
Contingent consideration gain (1)	―	(1,006)	(1.7)	(1,006)	(1,006)	(0.08)
Foreign exchange gain on contingent consideration (2)	―	―	—	(74)	(74)	(0.01)
Amortization of acquired intangible assets (3)	―	1,878	3.2	1,878	1,721	0.13
Gain on strategic investment (4)	―	—	—	(177)	(177)	(0.01)
Tax reform impact (5)	―	—	—	—	1,246	0.09
Claim settlement accrual (6)	―	1,000	1.7	1,000	755	0.06
Acquired in-process research and development (7)	―	7,888	13.5	7,888	6,232	0.47
Dilutive effect of outstanding stock awards (8)	―	―	―	―	―	(0.01)
Non-GAAP	$58,298	$3,401	5.8%	$4,006	$5,993	$0.44	(49.6%)

  Represents accounting adjustments to state acquisition-related contingent consideration liabilities at their estimated fair value, including accretion for the passage of time as well as adjustments to the liabilities’ fair values related to changes in the timing and/or probability of achieving milestones. The tables include contingent consideration liability adjustments in each respective historical period and do not include in future-period fair value changes, other than estimated accretion expense as determined at the end of the current quarter. These amounts are not taxable or tax deductible.
  Foreign exchange gains and losses are related to marking non-U.S. dollar contingent consideration to period-end or settlement date exchange rates. The tables include foreign currency exchange loss or gain recorded in each respective historical period and do not include forecasted currency fluctuations in future periods. These gains and losses are not taxable or tax deductible.
  Amortization of acquisition-related intangible assets and associated tax impact. A significant portion of the acquisition-related amortization is not tax deductible.
  Represents the gain recognized on the sale of a strategic investment which was not tax-affected as it was offset by previously recognized capital losses.
  Income tax expense from the re-measurement of net deferred tax assets recognized after the enactment of the Tax Cuts and Jobs Act in December 2017.
  Represents a royalty-related customer claim accrued at $1.0 million in the second quarter of fiscal 2018, settled in the second quarter of 2019 for $0.4 million.
  Represents the acquisition of in-process research and development assets during the third quarter of fiscal 2018 and the fourth quarter of fiscal 2019, net of the associated tax impact.
  Options to purchase common stock as well as unvested restricted stock and performance stock units are considered to be potentially dilutive common shares but have been excluded from the calculation of GAAP net loss per share as their effect is anti-dilutive for the three and nine months ended June 30, 2018 as a result of the net loss for these periods on a GAAP basis. However, as the Non-GAAP adjustments result in Non-GAAP net income for both periods, the dilutive effect of these options and other outstanding stock awards have been included in the calculation of Non-GAAP earnings per share. Accordingly, Diluted Non-GAAP EPS includes these adjustments.
  Net income (loss) includes the effect of the above adjustments on the income tax provision, taking into account deferred taxes and non-deductible items. Effective rates of 21% (fiscal 2019) and 24.5% (fiscal 2018) were used to estimate the income tax impact of the adjustments, except that expenses occurring in Ireland have not been tax-affected as all tax benefits are offset by a full valuation allowance.

Contacts

Surmodics, Inc.
Tim Arens, 952-500-7000
ir@surmodics.com